POWER OF ATTORNEY

For Executing Forms 3, 4 and 5

Know all by these present, that the undersigned hereby constitutes and appoints each of Kevin J. McCarthy, John McCann and Mark L. Winget, his true and lawful attorney-in-fact to:

(1)execute for and on behalf of the undersigned Forms 3, 4 and 5 (and any amendments thereto) in connection with the investment companies listed on Appendix A hereto (the Companies) and in accordance with the requirements of
Section 16(a) of the Securities Exchange Act of 1934 and Section
30(f) of the Investment Company Act of 1940 and the rules thereunder;

(2)do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable in connection with the execution and timely filing of any such Form 3, 4 and 5 (and any amendment thereto) with the United States Securities and Exchange Commission, the New York
Stock Exchange and any other authority; and

(3)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with the full power of substitute, by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigneds responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Section 30(f) of the Investment Company Act of 1940.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of June, 2024
..


				_______/S/________________
				Signature

				Nazar Romanyak
				Print Name



















APPENDIX A

Nuveen S&P 500 Dynamic Overwrite Fund (SPXX)
Nuveen Dow 30SM Dynamic Overwrite Fund (DIAX)
Nuveen NASDAQ 100 Dynamic Overwrite Fund (QQQX)